UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 25, 2019
(Date of earliest event reported)

Commission file number 1-34192

MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2896096 (I.R.S. Employer I. D. No.)

160 Rio Robles
San Jose, California 95134
(Address of Principal Executive Offices including Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2019, Sumeet Gagneja notified Maxim Integrated Products, Inc. (“Maxim” or the “Company”) of his resignation as Vice President, Corporate Controller and Principal Accounting Officer, effective March 22, 2019. The Company will fill the Corporate Controller position vacancy as a result of Mr. Gagneja’s resignation with an internal candidate.

Upon the effectiveness of Mr. Gagneja’s resignation, Bruce E. Kiddoo, the Company’s Senior Vice President, Chief Financial Officer, and Principal Financial Officer, is appointed as Principal Accounting Officer of the Company. Mr. Kiddoo, age 58, has been serving as the Company’s Chief Financial Officer and Principal Financial Officer since October 2008, and was appointed Senior Vice President in September 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2019

Maxim Integrated Products, Inc.
By: /s/ Bruce E. Kiddoo
Bruce E. Kiddoo Senior Vice President and Chief Financial Officer